Exhibit 10.3

EXECUTION VERSION

SYMBOTIC HOLDINGS LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of June 7, 2022

THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. ANY TRANSFER OF SUCH UNITS IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN SYMBOTIC INC. AND CERTAIN HOLDERS SIGNATORY THERETO.

Schedules

Schedule 1	–	Schedule of Members

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B	–	List of Initial Officers
Exhibit C-1	–	Form of Agreement and Consent of Spouse
Exhibit C-2	–	Form of Spouse’s Confirmation of Separate Property

SYMBOTIC HOLDINGS LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Symbotic Holdings LLC, a Delaware limited liability company (the “Company”), dated as of June 7, 2022 (the “Effective Date”), is entered into by and among the Company, Symbotic Inc., a Delaware corporation (formerly known as SVF Investment Corp. 3, a Cayman Islands exempted company) (together with its successors and permitted assigns, “Pubco”), as the Manager, and each of the other Members.

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation, filed with the Secretary of State of the State of Delaware on October 27, 2021 (the “Original Certificate” and, such date, the “Formation Date”);

WHEREAS, on November 8, 2021, the initial member of the Company executed the Limited Liability Company Agreement of the Company (the “Original Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated December 12, 2021 (the “Company Merger Agreement”), between Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse Technologies”), and the Company, Warehouse Technologies merged with and into the Company, with the Company surviving such merger (the “Company Reorganization”);

WHEREAS, in connection with the consummation of the Company Reorganization, the Company amended and restated the Original Agreement in its entirety, and entered into that certain Amended and Restated Limited Liability Company Agreement, dated as of June 7, 2022 (the “Amended and Restated Agreement”);

WHEREAS, as a result of the Company Reorganization, the holders of equity interests in Warehouse Technologies became holders of equity interests in and members of the Company;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated December 12, 2021 (the “Business Combination Agreement”), by and among Pubco, Warehouse Technologies, the Company and Saturn Acquisition (DE) Corp., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving such merger (the “Business Combination”); and

WHEREAS, in connection with the consummation of the Business Combination, the Company and the Members desire to continue the Company without dissolution and amend and restate the Amended and Restated Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the addition of Pubco as a Member and its designation as the Manager and (b) the other rights and obligations of the Members, the Company, the Manager and Pubco.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amended and Restated Agreement is hereby amended and restated in its entirety and the Company, Pubco and the other Members, each intending to be legally bound, each hereby agree as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION

Section 1.01 Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary or the context otherwise requires:

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Agreement” has the meaning set forth in the Recitals.

“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to any Member for a Taxable Year, an amount equal to the excess of (a) the product of (i) the Assumed Tax Rate multiplied by (ii) the estimated or actual cumulative amount of net taxable income and gain of the Company, as determined for federal income tax purposes, allocated to such Member for the Taxable Year over (b) the sum of the cumulative Tax Distributions previously made to such Member with respect to such Taxable Year; provided that, in the case of Pubco, such Assumed Tax Liability (A) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code and (B) to the extent permitted under the Credit Agreements, shall in no event be less than an amount that will enable Pubco to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year; provided further that, in the case of each Member, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any Code Section 704(c) allocations (including “reverse” Code Section 704(c) allocations) to the Member. For the avoidance of doubt, in the event that the Assumed Tax Rate changes, the product described above shall be computed using the Assumed Tax Rate applicable to each full or partial Taxable Year, as applicable, multiplied by the net taxable income for such full or partial Taxable Year (taking into account the character of such net taxable income and taking into account losses in the full or partial Taxable Year in which such losses are deemed to be utilized pursuant to clause (a)(ii) of this definition) and all references to a Member shall include all predecessors of such Member.

“Assumed Tax Rate” means the highest effective marginal combined federal, state and local income tax rate for a Taxable Year applicable to a corporation or individual resident in Los Angeles, California or New York, New York (whichever is higher), taking into account (i) the character of the relevant tax items (including ordinary or capital), (ii) the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code) and (iii) any surtax or excise tax on income (including, for the avoidance of doubt, the Medicare surtax on certain net investment income), as reasonably determined by the Manager. For the avoidance of doubt, the Assumed Tax Rate shall be the same for all Members.

“Award Agreement” means an agreement governing the issuance or other terms of Common Units.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks or, if such rate is no longer published by The Wall Street Journal, such rate published by an authoritative source as determined by the Manager.

“Beneficial Owner” has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act.

“Black-Out Period” means any “black-out” or similar period under Pubco’s policies or ad hoc determinations covering trading in Pubco’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement (for the avoidance of doubt, such policies or ad hoc determinations shall not impose restrictions on trading by passive institutional investors).

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Combination” has the meaning set forth in the Recitals.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes or has contributed (or is deemed to contribute or is deemed to have contributed) to the Company pursuant to Article III.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent.

“Certificate” means the Original Certificate, as amended, restated or amended and restated from time to time pursuant to the terms hereof and the Delaware Act.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any (i) employee benefit plan of such person or member of such group and their respective subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (ii) “person” or “group” who, on the date of the consummation of the Business Combination, is the Beneficial Owner of securities of Pubco representing more than 50% of the combined voting power of Pubco’s then outstanding voting securities, or their Permitted Transferees) becomes the Beneficial Owner, directly or indirectly, of shares of Class A Common Stock, Class V-1 Common Stock, Class V-3 Common Stock, preferred stock and/or any other class or classes of capital stock of Pubco (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of Pubco entitled to vote;

(b) the stockholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by Pubco of all or substantially all of Pubco’s assets (including a sale of all or substantially all of the assets of the Company);

(c) there is consummated a merger, consolidation of Pubco or similar transaction with any other Person, and immediately after the consummation of such merger, consolidation or similar transaction, the voting securities of Pubco immediately prior to such merger, consolidation or similar transaction do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger, consolidation or similar transaction or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(d) Pubco ceases to be the Manager of the Company;

provided, however, that, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the Beneficial Owners of the Class A Common Stock, Class V-1 Common Stock, Class V-3 Common Stock, preferred stock and/or any other class or classes of capital stock of Pubco immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Pubco immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in Section 10.09(a).

“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.

“Chosen Courts” has the meaning set forth in Section 15.05.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Pubco.

“Class V-1 Common Stock” means the shares of Class V-1 Common Stock, par value $0.0001 per share, of Pubco.

“Class V-3 Common Stock” means the shares of Class V-3 common stock, par value $0.0001 per share, of Pubco.

“Code” means the United States Internal Revenue Code of 1986.

“Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Redemption Price” means the average of the Market Price for the five trading days immediately prior to the date on which the applicable Redemption Notice was delivered by a Redeeming Member to the Company pursuant to Section 11.01.

“Common Unitholder” means a Member who is recorded in the Company’s books and records as a holder of Common Units.

“Company” has the meaning set forth in the Preamble.

“Company Merger Agreement” has the meaning set forth in the Recitals.

“Company Reorganization” has the meaning set forth in the Recitals.

“Company Warrants” means all warrants to purchase Warehouse Technologies units.

“Confidential Information” means all information concerning the Company or its Subsidiaries including ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided, however, that a natural person cannot be “controlled by” another Person.

“Corporate Board” means the board of directors of Pubco.

“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class V-1 Common Stock or Class V-3 Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.

“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, including, for the avoidance of doubt, any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Director” means a member of the Corporate Board.

“Distributable Cash” shall mean, with respect to any period, all Company cash at the end of that period available for distribution to the Members, after (a) payment of all expenses and liabilities of the Company and (b) any amounts set aside for the restoration, increase or creation of reasonable reserves, including reserves for capital expenditure commitments.

“Effective Date” has the meaning set forth in the Preamble.

“Election Notice” has the meaning set forth in Section 11.01(b).

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or Pubco, including the 2022 Omnibus Incentive Compensation Plan of Pubco, adopted as of June 7, 2022.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company; provided, however, that an “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Fair Market Value” of a specific asset of the Company means the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party to such transaction having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Family Member” means, with respect to a natural person, such person’s spouse or equivalent, parents, lineal descendants (including adoptive relationships and stepchildren), siblings and the spouses or equivalents of such natural persons.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Formation Date” has the meaning set forth in the Recitals.

“Governmental Entity” means any United States federal, state or local, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.

“Indemnitee” has the meaning set forth in Section 7.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Joinder” means a joinder to this Agreement, substantially in the form set forth in Exhibit A.

“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity.

“Liquidator” has the meaning set forth in Section 14.02.

“LLC Employee” means an employee of, or other service provider (including, without limitation, any management member whether or not treated as an employee for the purposes of U.S. federal income tax) to, the Company or any of its Subsidiaries, in each case acting in such capacity.

“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).

“Management Holder” shall mean any current or former employee of the Company, Pubco or any of their respective Subsidiaries for so long as each Beneficially Owns any Units.

“Manager” has the meaning set forth in Section 6.01(a).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date or range, the per share volume-weighted average price of shares of Class A Common Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on a Stock Exchange, the per share volume-weighted average price, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the per share volume-weighted average price as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined by the Corporate Board (acting reasonably).

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members, and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Merger Sub” has the meaning set forth in the Recitals.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(b).

“Noncompensatory Option” has the meaning ascribed to such term by Treasury Regulation Section 1.721-2(f).

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Agreement” has the meaning set forth in the Recitals.

“Original Certificate” has the meaning set forth in the Recitals.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, as among an individual class of Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units of such class by the total number of Units of all Members of such class at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Proceeding” has the meaning set forth in Section 7.04(a).

“Profits” means items of income and gain of the Company determined according to Section 5.01(b).

“PTET” means an entity-level tax imposed by any jurisdiction on an entity treated as a passthrough entity for U.S. federal income tax purposes in lieu of a tax on one or more of such entity’s partners, members or owners.

“PTET Election” means, with respect to a given jurisdiction, an election for the Company to be subject to a PTET as described in Notice 2020-75 and any regulations promulgated thereunder. For the avoidance of doubt, a PTET Election excludes any election made under Treasury Regulations Section 301.7701-3.

“Pubco” has the meaning set forth in the Preamble.

“Pubco Certificate” means Pubco’s Certificate of Incorporation, dated June 7, 2022.

“Pubco Offer” has the meaning set forth in Section 10.09(b).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, by and among Pubco, certain of the Members as of the Effective Date and certain other Persons who are parties thereto (together with any joinder thereto from time to time by any successor or permitted assign to any party to such agreement).

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933.

“Share Settlement” means, with respect to any Common Unit that is a Redeemed Unit, one share of Class A Common Stock (together with any Corresponding Rights).

“Stock Exchange” means the Nasdaq Capital Market or other principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Subsidiary” means, with respect to any entity, any other entity of which, (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any entity or one or more intermediary entities of that entity or a combination thereof (for the avoidance of doubt, for purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company).

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distribution Date” means, with respect to each calendar year, (i) April 15th, June 15th, September 15th, and December 15th, as applicable, of such calendar year, which dates shall be adjusted by the Manager as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law, and (ii) in the event that the Tax Distributions made in respect of estimated taxes on the dates described in clause (i) were insufficient to pay each Member’s Assumed Tax Liability for the entirety of such calendar year, April 15th of the following year (for purposes of making a Tax Distribution to make up such shortfall).

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date of the Effective Date, by and among Pubco, the Company, and the other Persons who are parties thereto.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day); provided that, if the Class A Common Stock is not listed or admitted to trading on a Stock Exchange, “Trading Day” means Business Day.

“Transfer” means any direct or indirect transfer (including, for the avoidance of doubt, pursuant to the division of a limited liability company, limited partnership or other entity), sale, assignment, pledge, lease, redemption, hypothecation, mortgage, gift, creation of security interest, lien or trust (voting or otherwise) or other encumbrance, or other disposition of any Units or other equity securities of the Company; provided, however, that notwithstanding anything to the contrary herein, no transfer (including, for the avoidance of doubt, pursuant to the division of a limited liability company, limited partnership or other entity), sale, assignment, pledge, lease, redemption, hypothecation, mortgage, gift, creation of security interest, lien or trust (voting or otherwise) or other encumbrance, or other disposition of any Class A Common Stock, Class V-1 Common Stock or Class V-3 Common Stock or other capital stock of Pubco shall be deemed to be a “Transfer”. The terms “Transferring” and “Transferred” when used as verbs shall have their correlative meanings.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unit” means the fractional interest of a Member in Profits, Losses and distributions of the Company, and otherwise having the rights and obligations specified with respect to “Units” (including Common Units) in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.

“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under the 2022 Omnibus Incentive Compensation Plan that are not Vested Corporate Shares.

“Unvested Unit” means, on any date of determination, any Common Unit held by a Member that is not “vested” in accordance with such Member’s (or its direct or indirect Transferor’s) applicable Award Agreement.

“Value” means (a) for any stock option under any Equity Plan, the Market Price for the Trading Day immediately preceding the date of exercise of such stock option and (b) for any awards under any Equity Plan other than a stock option, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under any Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Vesting Date” has the meaning set forth in Section 3.09(c)(ii).

“Warehouse Technologies” has the meaning set forth in the Recitals.

Section 1.02 Interpretation.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The Preamble, and all Recital, Article, Section, Subsection, Schedule and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein or the context otherwise requires.

(c) Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine, feminine or neuter gender shall include any other gender; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (vi) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb); (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (viii) the words “security” and “securities,” when used in reference to the obligations of and/or interests in the issuer thereof, shall be interpreted broadly to mean any such obligation or interest and not be limited to a “security” or “securities” as determined pursuant to Article 8 of the Uniform Commercial Code, 6 Del. C. §§8-101 et seq.

(d) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(e) Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.

(f) Unless otherwise specified herein or the context otherwise requires, all references to (i) any contract, other agreement, document or instrument (excluding this Agreement) mean such contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference, and (ii) this Agreement mean this Agreement (taking into account the provisions of Section 15.14) as amended or otherwise modified from time to time.

(g) All references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement as of the applicable date or during the applicable period of time, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision as of the applicable date or during the applicable period of time and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith by a Governmental Entity.

(h) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(i) “Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on the Formation Date pursuant to the provisions of the Delaware Act. The filing of the Original Certificate with the Secretary of State of the State of Delaware is hereby ratified and confirmed in all respects.

Section 2.02 Second Amended and Restated Limited Liability Company Agreement. This Agreement is entered into for the purpose of amending and restating the Amended and Restated Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of any mandatory or non-waivable provision of the Delaware Act and to the extent any provision of this Agreement is in violation of any such provision of the Delaware Act, such provision of this Agreement shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.

Section 2.03 Name. The name of the Company is “Symbotic Holdings LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed reasonable and advisable by the Manager.

Section 2.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, advisable, ancillary or incidental to accomplish the foregoing purpose.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. As of the Effective Date, the address of the registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Company commenced upon the filing of the Original Certificate in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV.

Section 2.07 Tax Treatment. The Members intend that the Company shall be treated, for U.S. federal and, if applicable, state or local income tax purposes, as a continuation of Warehouse Technologies and as a partnership. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III.

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) In connection with the consummation of the Business Combination, Pubco acquired Units and was admitted as a Member.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; and (iii) the Capital Account of each Member on the Effective Date (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Date is set forth as Schedule 1. The Company shall also maintain a record of (A) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units and (B) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Members may be updated by the Manager in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with applicable Law and the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.

Section 3.02 Units.

(a) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units will be comprised solely of Common Units.

(b) Subject to Section 3.03(a), the Manager may (i) issue additional Common Units at any time and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units substantially economically equivalent to a class of common or other stock of Pubco or class or series of preferred stock of Pubco, respectively; provided, that as long as there are any Members (other than Pubco), no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives (or is deemed to receive pursuant to Section 3.09) cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units.

(c) Subject to Section 15.03(b) and Section 15.03(c), the Manager may amend or otherwise modify this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Sections 3.02(b), 3.03(a) or 3.09.

(d) Certain Common Units may be subject to vesting and other terms and conditions as set forth in the applicable Award Agreements. Unvested Units shall be subject to the terms of this Agreement and the applicable Award Agreements, and the Manager shall have sole discretion to interpret and administer the Award Agreements and adopt such amendments or other modifications thereto or otherwise determine the terms and conditions of such Unvested Units in accordance with this Agreement and the applicable Award Agreements. Unvested Units that fail to vest and are forfeited by the applicable Member shall be cancelled by the Company and shall not be entitled to any distributions pursuant to Section 5.03.

Section 3.03 Authorization and Issuance of Additional Units.

(a) Except as otherwise determined by the Manager in connection with a contribution of cash or other assets by Pubco to the Company, the Company and Pubco shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units and the Class A Common Stock, or Class V-1 Common Stock or Class V-3 Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by Pubco and the number of outstanding shares of Class A Common Stock, in the aggregate, and (ii) a one-to-one ratio between the number of Common Units owned by each Member (other than Pubco), directly or indirectly, and the number of outstanding shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, owned by such Member, directly or indirectly, in each case, disregarding, for purposes of maintaining the one-to-one ratio contemplated by clause (i) and clause (ii) of this Section 3.03(a), (A) Unvested Corporate Shares, (B) treasury stock, and (C) preferred stock or other debt or equity securities (including, without limitation, warrants, options or rights) issued by Pubco that are convertible into or exercisable or exchangeable for Class A Common Stock, Class V-1 Common Stock or Class V-3 Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company). Except as otherwise determined by the Manager in connection with a contribution of cash or other assets by Pubco to the Company, in the event Pubco issues, transfers or delivers from treasury stock or repurchases or redeems Pubco’s preferred stock in a transaction not contemplated in this Agreement, the Manager and Pubco shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, Pubco, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding preferred stock of Pubco so issued, transferred, delivered, repurchased or redeemed. Except as otherwise determined by the Manager, the Company and Pubco shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, Class A Common Stock or Class V-1 Common Stock or Class V-3 Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock, Class V-1 Common Stock or Class V-3 Common Stock or Common Units, respectively, to maintain at all times (x) a one-to-one ratio between the number of Common Units owned by Pubco and the number of outstanding shares of Class A Common Stock, in the aggregate, or (y) a one-to-one ratio between the number of Common Units owned by each Member (other than Pubco), directly or indirectly, and the number of outstanding shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, owned by such Member, directly or indirectly, in each case, unless such action is necessary to maintain at all times a one-to-one ratio as contemplated by the first sentence of this Section 3.03(a). For the avoidance of doubt, nothing in this Section 3.03(a) requires a one-to-one ratio between the number of Common Units owned by a Member and the number of votes to which such Member is entitled on matters submitted to a vote of Pubco stockholders.

(b) The Company shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.03 and Section 3.09. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend or otherwise modify this Agreement as necessary in connection with the issuance of additional Common Units and admission of additional Members under this Section 3.03 without the requirement of any consent or acknowledgement of any other Member.

Section 3.04 Repurchase or Redemption of Shares of Class A Common Stock. Except as otherwise determined by the Manager in connection with the use of cash or other assets held by Pubco, if at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by Pubco for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by Pubco, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by Pubco (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by Pubco; provided, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by Pubco for no consideration. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

Section 3.05 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. No Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; provided, however, notwithstanding anything to the contrary in this Agreement, the Manager is authorized to amend or otherwise modify this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member or any other person.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books and records. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and requirements as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.06 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.07 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement.

Section 3.08 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.09 Equity Plans.

(a) Options Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option to purchase shares of Class A Common Stock granted to a Person other than an LLC Employee is duly exercised:

(i) Pubco shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to Pubco by such exercising Person in connection with the exercise of such stock option, to the extent that such exercise price is paid in cash.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.09(a)(i), Pubco shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by Pubco in connection with the exercise of such stock option (and, for the avoidance of doubt, excluding any shares of Class A Common Stock not issued or redeemed in satisfaction of the payment of the exercise price or withholding obligations).

(iii) Pubco shall receive in exchange for such Capital Contributions (as deemed made under Section 3.09(a)(ii)), a number of Common Units equal to the number of shares of Class A Common Stock issued in connection with the exercise of such stock option.

(b) Options Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option to purchase shares of Class A Common Stock granted to an LLC Employee is duly exercised:

(i) Pubco shall sell to the Optionee, and the Optionee shall purchase from Pubco, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (A) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (B) the Value of a share of Class A Common Stock at the time of such exercise. Notwithstanding the foregoing, Pubco may determine in its discretion to permit a cashless exercise of such stock option, in which case no such shares shall be issued.

(ii) Pubco shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, Pubco shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from Pubco, a number of shares of Class A Common Stock equal to the difference between (A) the number of shares of Class A Common Stock as to which such stock option is being exercised minus (B) the number of shares of Class A Common Stock sold (or withheld in a cashless exercise) pursuant to Section 3.09(b)(i). The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii) The Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such LLC Employee (and not as a distribution) to such LLC Employee, the number of shares of Class A Common Stock described in Section 3.09(b)(ii).

(iv) Pubco shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by Pubco in connection with the exercise of such stock option. Pubco shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock issued in connection with the exercise of such option.

(c) Stock Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Equity Plan, any shares of Class A Common Stock are issued to a Person other than an LLC Employee (including any shares of Class A Common Stock that are subject to forfeiture) in consideration for services performed for the Company or any Subsidiary other than in connection with the exercise of a stock option:

(i) Pubco shall issue to such Person such number of shares of Class A Common Stock as are to be issued to such Person in accordance with the Equity Plan.

(ii) On the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Person, Pubco shall be deemed to have made a Capital Contribution to the Company in an amount equal to the Value of such shares of Class A Common Stock.

(iii) The Company shall issue to Pubco on the Vesting Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 3.09(c)(i) in consideration for the Capital Contribution that Pubco is deemed to make to the Company pursuant to Section 3.09(c)(ii).

(d) Stock Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, any shares of Class A Common Stock are issued to an LLC Employee (including any shares of Class A Common Stock that are subject to forfeiture) in consideration for services performed for the Company or any Subsidiary other than in connection with the exercise of a stock option:

(i) Pubco shall issue to such LLC Employee such number of shares of Class A Common Stock as are to be issued to such LLC Employee in accordance with the Equity Plan.

(ii) On the Vesting Date, the following events will be deemed to have occurred: (A) Pubco shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock; (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee; (C) Pubco shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution; and (D) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary.

(iii) The Company shall issue to Pubco on the Vesting Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 3.09(d)(i) in consideration for the Capital Contribution that Pubco is deemed to make to the Company pursuant to clause (C) of Section 3.09(d)(ii).

(e) Future Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Pubco from adopting, amending or otherwise modifying or terminating equity incentive plans for the benefit of employees, directors, consultants or other business associates of Pubco, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, amended or otherwise modified or terminated by Pubco, amendments or other modifications to this Section 3.09 may become necessary or advisable and that any approval or consent to any such amendments requested by Pubco shall be deemed granted by the Manager and the Members, as applicable, without the requirement of any further consent or acknowledgement of any other Member.

(e) Anti-dilution adjustments. For all purposes of this Section 3.09, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Equity Plan and applicable award or grant documentation.

Section 3.10 Dividend Reinvestment Plan, Employee Stock Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by Pubco in respect of any dividend reinvestment plan, employee stock purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by Pubco to effect open market purchases of shares of Class A Common Stock, or (b) if Pubco elects instead to issue new shares of Class A Common Stock with respect to such plans or agreements, shall be contributed by Pubco to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to Pubco a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All distributions made under this Section 4.01 shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make distributions as set forth in Sections 4.01(b) and 14.02. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable Pubco to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)). Notwithstanding anything to the contrary in this Section 4.01(a), (i) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Member in respect of any Unvested Units, and (ii) with respect to any amounts that would otherwise have been distributed to a Member but for clause (i) of this Section 4.01(a), such amount shall be held in trust by the Company for the benefit of such Member unless and until such time as such Unvested Units have vested in accordance with the applicable Equity Plan or individual Award Agreement, and within five Business Days of such time, the Company shall distribute such amounts to such Member.

(b) Tax Distributions.

(i) On or prior to each Tax Distribution Date, the Company shall, to the extent permitted by applicable Law, make quarterly cash distributions to the Members, on a pro rata basis, in an amount sufficient to ensure that each Member receives a distribution at least equal to such Member’s Assumed Tax Liability with respect to the relevant taxable period to which the distribution relates (“Tax Distributions”); provided that a final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year.

(ii) To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (determined for this purpose by taking into account only Common Units and Tax Distributions with respect to Common Units) on any given date, the Tax Distributions to such Member shall be increased to ensure that all distributions to Members holding Common Units made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests (determined for this purpose by taking into account only Common Units and Tax Distributions with respect to Common Units).

(iii) If, on the date of a Tax Distribution, there is insufficient cash on hand to distribute, or the Company is restricted by the terms of its or its Subsidiaries’ indebtedness from distributing, in each case, to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. For purposes of this Section 4.01(b)(iii), the Company and its Subsidiaries shall not be required to utilize any “basket” under its indebtedness other than the basket designated for purposes of making tax distributions (or its equivalent) if, in the reasonable discretion of the Manager, it is in the best interest of the Company and its Subsidiaries to maintain the capacity of such other basket.

(iv) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit for which no election is made pursuant to Section 6226 of the Code and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

(c) In the event the Company pays any PTET in any jurisdiction, including as a result of making a PTET Election in such jurisdiction, any amounts so paid with respect to such PTET shall be deemed distributed to the Members to whom such payments are attributable.

ARTICLE V.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For such purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property; provided that if any Noncompensatory Options are outstanding upon the occurrence of any revaluation of the Company’s property, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(b) For purposes of computing the amount of any “Profits” or “Losses” with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes;

(ii) if the Book Value of any property of the Company is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

(v) to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) Any amounts paid by the Company with respect to any PTET (including pursuant to a PTET Election) shall be disregarded in computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members.

Section 5.02 Allocations.

(a) Except as otherwise provided in Section 5.03, Profits and Losses (or items of income, gain, loss or deduction) for any Fiscal Year or other relevant period shall be allocated among the Capital Accounts of the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 14.02 (assuming for this purpose that any Common Units which are subject to vesting conditions in accordance with any applicable equity plan or individual award agreement are fully vested).

(b) If any holder of Common Units which are subject to vesting conditions forfeits (or the Company has repurchased at less than fair market value) all or a portion of such holder’s unvested Common Units, the Company shall make forfeiture allocations in respect of such unvested Common Units in the manner and to the extent required by Proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

Section 5.03 Regulatory Allocations.

(a) Deductions attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), items of income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated items of income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then items of income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate items of income, gain, loss or deduction of the Company or make distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.

(g) Notwithstanding the other provisions of this Article V, the Manager shall be authorized to make, in its good faith discretion, appropriate amendments to the allocations of Profits and Losses (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement (i) to comply with Section 704 of the Code or applicable Treasury Regulations, and/or (ii) to allocate properly Profits and Losses (and individual items of income, gain, loss, deduction and credit) to those Members that bear the economic burden or benefit associated therewith (including by making one or more special allocations of income, gain, loss, deduction and credit to one or more Members). If there are any changes after the date of this Agreement in applicable tax Law, regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Manager may in its discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

Section 5.04 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b); provided that the traditional method with curative allocations (as described in the final sentence of Treasury Regulations Section 1.704-3(c)(3)(iii)(B)) shall apply with respect to gain from the sale of such property.

(c) If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b); provided that the traditional method with curative allocations (as described in the final sentence of Treasury Regulations Section 1.704-3(c)(3)(iii)(B)) shall apply with respect to gain from the sale of such asset.

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its commercially reasonable efforts (using in all instances any proper method, including, without limitation, the “additional method” described in Treasury Regulation Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units; provided, further, that with respect to any of the Company’s “excess nonrecourse liabilities” that arise after the date hereof, the Manager shall not be required to allocate “excess nonrecourse liabilities” in the manner described in the preceding proviso to the extent that the Manager determines in its sole discretion made in good faith that such allocation would reasonably be expected to have an adverse impact on Pubco, in which case the Members’ shares of such “excess nonrecourse liabilities” shall be determined in accordance with the Members’ respective shares of the Company’s Profits.

(f) If, as a result of an exercise of a Noncompensatory Option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

(g) Allocations pursuant to this Section 5.04 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, distributions or other items of the Company pursuant to any provision of this Agreement.

Section 5.05 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay or elects to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal and state income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to an audit adjustment, federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as payroll taxes, withholding taxes, benefits or professional association fees and the like required to be made or made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the

Company under this Section 5.05, and any such offset amount shall be deemed to have been paid to such Member for all purposes of this Agreement, unless otherwise reimbursed by such Member under this Section 5.05. In addition, notwithstanding anything to the contrary in this Agreement, each Member agrees that any Cash Settlement such Member is entitled to receive pursuant to Article XI may be offset by an amount equal to such Member’s obligation to indemnify the Company under this Section 5.05 and that such Member shall be treated as receiving the full amount of such Cash Settlement and paying to the Company an amount equal to such obligation. A Member’s obligation to make payments to the Company under this Section 5.05 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Member shall make such payment to the Manager (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.05, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any Laws governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. The Company may withhold any amount that it determines is required to be withheld from any amount otherwise payable to any Member hereunder, and any such withheld amount shall be deemed to have been paid to such Member for purposes of this Agreement.

Section 5.06 PTET. Any taxes paid by the Company with respect to any PTET (including pursuant to a PTET Election) shall be allocated to the Members to whom such payments are attributable.

ARTICLE VI.

MANAGEMENT

Section 6.01 Authority of Manager; Officer Delegation.

(a) Except for situations in which the approval of one or more Members is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in Pubco, as the sole managing member of the Company (Pubco, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. The Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company and as provided by the provisions of this Agreement, subject to any exceptions as expressly provided herein. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) Without limiting the authority of the Manager to act on behalf of the Company, the Manager may, from time to time, delegate to one or more officers of the Company (each, an “Officer”) such authority and duties as the Manager may deem advisable. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her or their successor shall be duly designated and shall qualify or until his or her or their death or until he or she or they shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement, the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager. The names and titles of the Officers as of the date hereof are set forth on Exhibit B.

(c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by Pubco (or, if Pubco has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of Pubco immediately prior to such cessation). For the avoidance of doubt, the Members (other than Pubco) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members; provided that the foregoing shall in no way limit the Manager’s rights under Sections 3.02, 3.03, 3.04 or 3.09. The Members hereby approve each of the contracts or dealings between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date of this Agreement or that the board of managers of the Company or the Corporate Board has approved in connection with the Company Reorganization or the Business Combination as of the date of this Agreement.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Members acknowledge and agree that the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager has access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore the Company shall also, in the reasonable discretion of the Manager, bear and/or reimburse the Manager for (a) any costs, fees or expenses incurred by the Manager in connection with serving as the Manager and (b) all other expenses allocable to the Company or otherwise incurred by the Manager in connection with operating the Company’s business, including, without limitation, all fees, expenses and costs associated with being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. To the extent that the Manager determines in its reasonable discretion that such expenses are related to the business and affairs of the Manager that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Manager), the Manager may cause the Company to pay or bear all expenses of the Manager, including, without limitation, compensation and meeting costs of any board of directors or similar body of the Manager, any salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding anything to the contrary in the foregoing sentence of this Section 6.06, the Company shall not bear any income tax obligations of the Manager or any payments made pursuant to the Tax Receivable Agreement.

Section 6.07 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, employees or other agents shall be liable to the Company, to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by such Person in such capacity pursuant to authority granted to the Manager by this Agreement. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.

(c) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, or if this Agreement is silent with respect to the authority or latitude the Manager has to take a particular action or make a particular decision, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, other Members or any other Person.

(d) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein, whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, notwithstanding any provision of this Agreement or duty otherwise existing at Law or in equity, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith or in accordance with such other express standard, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or impose liability upon the Manager or any of the Manager’s Affiliates and shall be deemed approved by all Members.

Section 6.08 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

ARTICLE VII.

RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 7.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the Delaware Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the laws of the State of Delaware, including the Delaware Act, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Articles IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by applicable Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to such Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) To the fullest extent permitted by applicable Law, including, for the avoidance of doubt, Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject to Section 6.07 with respect to the Manager) or in any agreement contemplated herein, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement. For the avoidance of doubt, no provision of this Agreement, including Section 6.07, Section 7.01(a) and Section 7.01(b), shall limit the waiver of duties (including fiduciary duties) pursuant to this Section 7.01(c).

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.05, to the fullest extent permitted under applicable Law, as it presently exists or may hereafter be amended, the Company shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she or they, or a person for whom he or she or they is the legal representative is or was a Member or an Affiliate thereof (other than as a result of an ownership interest in Pubco) or is or was serving as the Manager or a director or officer of the Manager, or an Officer, employee or other agent of the Company or, while serving as any of the foregoing, is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity (an “indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Member or Affiliate thereof, Manager or a director or officer thereof, Officer, employee or other agent, or in any other capacity while a Member or Affiliate thereof or while serving as Manager or a director or officer thereof, Officer, employee or other agent, against all liability and loss suffered and expenses (including, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (ERISA) excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such Proceeding. The Company shall to the fullest extent not prohibited by applicable Law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable Law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 7.04 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 7.04 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Member or Affiliate thereof, Manager or a director or officer thereof, Officer, employee or other agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.04, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to an indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Manager.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 7.04 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable Law, this Agreement or any other agreement, bylaw, action by the Manager or Members or otherwise.

(c) The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity against any liability asserted against him or her or them and expenses incurred by him or her or them in any such capacity, or arising out of his or her or their status as such, whether or not the Company would have the power to indemnify him or her or them against such liability or expenses under the provisions of applicable Law.

(d) Any repeal or amendment of this Section 7.04 by the Members or by changes in applicable Law, or the adoption of any other provision of this Agreement inconsistent with this Section 7.04, shall, unless otherwise required by applicable Law, be prospective only (except to the extent such amendment or change in applicable Law permits the Company to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) This Section 7.04 shall not limit the right of the Company, to the extent and in the manner authorized or permitted by applicable Law, to indemnify and to advance expenses to persons other than indemnitees.

Section 7.05 Inspection Rights. The Company shall permit each Member and each of its designated representatives at such Member’s sole cost and expense to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s Units; provided that Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.

ARTICLE VIII.

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on September 30 of each year or such other date as may be established by the Manager.

ARTICLE IX.

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use commercially reasonable efforts to deliver or cause to be delivered to each Person who was a Member at any time during the previous Taxable Year, (a) no later than February 28 of each year, an estimated Schedule K-1 and estimates of such other information reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations, and (b) no later than June 30 of each year, the final information with respect to the items in the foregoing clause (a) (including a final Schedule K-1). At least five Business Days prior to the making of any Tax Distribution, the Company shall use commercially reasonable efforts to deliver or cause to be delivered to each Member a statement setting forth such Member’s allocable share of the Company’s estimated taxable income or loss. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, Pubco shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including, without limitation, the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. The Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year. The Manager shall have the authority to cause the Company to make a PTET Election in any jurisdiction it determines, in its sole discretion, would be desirable. Each Member will upon request supply any information reasonably necessary to give proper effect to any elections described in this Section 9.02.

Section 9.03 Tax Controversies. The Manager shall cause the Company to take all necessary actions required by Law to designate Pubco as the “tax matters partner” of the Company within the meaning of Section 6231 of the Code as in effect with respect to any Taxable Year beginning on or before December 31, 2017 and as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company beginning after December 31, 2017, and Pubco is hereby authorized to designate an individual to be the sole individual through which Pubco (as the “partnership representative”) will act (in such capacities, collectively, the “Partnership Representative”). The Company and the Members shall cooperate fully with each other and Pubco, and shall use reasonable best efforts, to cause Pubco (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and cause any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulation Section 301.6223-1(e)(1). Subject to Section 7.8 of the Business Combination Agreement, the Partnership Representative shall have the right and obligation to take all actions authorized and required by the Code and Treasury Regulations (and analogous provisions of state or local Law), and is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities (including any resulting administrative and judicial proceedings) and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing and subject to Section 7.8 of the Business Combination Agreement, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company or the Partnership Representative in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any Units of the Company and the termination of this Agreement and the termination of the Company shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable.

ARTICLE X.

RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS

Section 10.01 Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Sections 10.02 and 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member), (ii) any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in Pubco or (iii) any distribution. For the avoidance of doubt, the restrictions set forth in this Section 10.01 shall be in addition to any restrictions on transfers by certain Members as set forth in the Registration Rights Agreement.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following Transfers (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (a)(i) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI or (ii) a Transfer by a Member to Pubco or any of its Subsidiaries; (b) any Transfer by a Management Holder to (i) any successor by death, (ii) any Person that is an entity more than 50% of the equity securities of which are owned, beneficially and of record, directly or indirectly, by (A) such Management Holder and/or (B) any trust, partnership, limited liability company or custodianship for the primary benefit of such Management Holder or the Family Members of such Management Holder and, in respect of which such Management Holder is the managing member or has the sole right, directly or indirectly, to elect or appoint at least a majority of the members of the board of directors or Persons performing similar functions, (iii) any trust formed solely for the benefit of or under which the distribution of interests may be made only to the Management Holder or a Family Member of such Management Holder, (iv) a charitable remainder trust, the income from which will be paid to the Management Holder or a Family Member of such Management Holder during his or her life, and/or (v) any partnership, corporation, foundation, charity or other entity, so long as the Management Holder controls such trust, partnership, corporation, foundation, charity or other entity; and (c) any Transfer by a Member (other than any Management Holder) to an Affiliate of such Member; provided, however, that the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ISSUED ON JUNE 7, 2022, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. ANY TRANSFER OF SUCH UNITS IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF SYMBOTIC HOLDINGS LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY SYMBOTIC HOLDINGS LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the transferor was a party (collectively, the “Other Agreements”) by duly executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and distributions made on or after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (provided, however, it being understood that the applicable provisions of Sections 6.07 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company.

Section 10.07 Overriding Provisions.

(a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is purportedly made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);

(v) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or

(vi) result in the Company having more than 99 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable taxing authority or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding.

Section 10.08 Spousal Consent. In connection with the due execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse or equivalent (if any) in the form of Exhibit C-1 or a Member’s spouse or equivalent confirmation of separate property in the form of Exhibit C-2. If, at any time subsequent to the date of this Agreement, such Member becomes legally married or similarly legally committed (whether in the first instance or to a different spouse or equivalent), such Member shall cause his or her or their spouse or equivalent to duly execute and deliver to the Company a consent in the form of Exhibit C-1 or Exhibit C-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit C-1 or Exhibit C-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married or similarly legally committed as of such date.

Section 10.09 Certain Transactions with Respect to Pubco.

(a) In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member to effect a Redemption of all or a portion of such Member’s Units together, in the case of Common Units, with an equal number of shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, pursuant to which such Units and such shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity), mutatis mutandis, in accordance with the Redemption provisions of Article XI (applied for this purpose as if Pubco had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, to the extent the Manager shall have required each Member to effect a Redemption pursuant to this Section 10.09(a), (i) the Units and any shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, subject to such Redemption shall be deemed to be transferred to Pubco on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five Business Days following the execution of an agreement with respect to such Change of Control Transaction and (y) 10 Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by Pubco to effect such Redemption in accordance with the terms of Article XI, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption. Notwithstanding the foregoing, in the event the Manager requires the Members to exchange less than all of their outstanding Units (and, in the case of Common Units, to surrender a corresponding number of shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, for cancellation), each Member’s participation in the Change of Control Transaction shall be reduced pro rata.

(b) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) 10 Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to Law, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Units (and, in the case of Common Units, the corresponding shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable) held by such Member that is applicable to such Pubco Offer. The Members (other than the Manager) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by Pubco.

(c) In the case of any Pubco Offer or Change of Control Transaction that was initially proposed by Pubco, Pubco shall use reasonable best efforts to enable and permit the Members (other than the Manager) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Units or shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable, prior to the consummation of such transaction. For the avoidance of doubt, in no event shall Common Unitholders be entitled to receive in such Pubco Offer or Change of Control Transaction aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer or Change of Control Transaction (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(d) In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.09(a) shall take precedence over the provisions of Section 10.09(b) with respect to such transaction, and the provisions of Section 10.09(b) shall be subordinate to the provisions of Section 10.09(a), and may only be triggered if the Manager elects to waive the provisions of Section 10.09(a).

ARTICLE XI.

REDEMPTION AND DIRECT EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Member.

(a) Subject to the provisions of the Registration Rights Agreement, each Member (other than Pubco and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) all or any portion of its Common Units (excluding, for the avoidance of doubt, any Unvested Units or Common Units the Transfer of which is prohibited pursuant to Sections 10.07(b) and (c)) (the “Redemption Right”) at any time and from time to time following the waiver or expiration of any contractual lock-up period relating to the shares of Pubco that may be applicable to such Member. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to Pubco. The Redemption Notice shall (i) contain a representation and warranty of the Redeeming Member stating that he, she or they do not possess any material non-public information with respect to Pubco and (ii) specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than three Business Days nor more than 10 Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (provided that, if the Redemption Notice does not include a Redemption Date, the Redemption Date shall be three Business Days after delivery of such Redemption Notice) (the “Redemption Date”); provided, that the Company, Pubco and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that in the event Pubco elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i) the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances, (A) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated), and (B) with respect to the Common Units, a number of shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units to Pubco, to the extent applicable;

(ii) the Company shall (A) cancel the Redeemed Units, (B) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (C) if the Common Units that are Redeemed Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and

(iii) with respect to the Common Units that are Redeemed Units, Pubco shall cancel and retire for no consideration the shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to Pubco pursuant to Section 11.01(a)(i)(y) above.

(b) Pubco shall redeem the Redeemed Units in consideration for a Share Settlement; provided that Pubco shall have the option to elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement (it being understood that Pubco shall not pay any interest on any Cash Settlement); provided further, that Pubco may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that Pubco has cash available from Pubco’s offering or sale of Class A Common Stock in an amount equal to at least the Redeemed Units Equivalent on the Redemption Date. In the event Pubco elects a Cash Settlement in accordance with the immediately preceding sentence, it shall give written notice (the “Election Notice”) to the Company (with a copy to the applicable Redeeming Member) of such election within two Business Days of receiving the Redemption Notice. For the avoidance of doubt, if no Election Notice is delivered by Pubco, the Redeemed Units shall in all instances be redeemed in consideration for a Share Settlement. In the event of a Share Settlement (including in connection with a Direct Exchange pursuant to Section 11.03), Pubco shall deliver or cause to be delivered the number of shares of Class A Common Stock deliverable upon such Share Settlement as promptly as practicable (but not later than three Business Days) after the Redemption Date, at the offices of the then-acting registrar and transfer agent of the shares of Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Class A Common Stock, at the principal executive offices of Pubco), registered in the name of the relevant Redeeming Member (or in such other name as is requested in writing by the Redeeming Member), in certificated or uncertificated form, as determined by Pubco; provided, that to the extent the shares of Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the Redeeming Member set forth in the Redemption Notice, Pubco shall use its commercially reasonable efforts to deliver the shares of Class A Common Stock deliverable to such Redeeming Member through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Redeeming Member by no later than the close of business on the Business Day immediately following the Redemption Date.

(c) In the event Pubco elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) within three Business Days of delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and Pubco’s rights and obligations under this Section 11.01 arising from the Redemption Notice.

(d) In the event of a Share Settlement (i.e., if no Election Notice has been delivered by Pubco) in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exist:

(i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

(ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

(iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;

(iv) the Redeeming Member is in possession of any material non-public information concerning Pubco, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure of such information);

(v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

(vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded (as determined by the Manager);

(vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii) Pubco shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or

(ix) the Redemption Date would occur three Business Days or less prior to, or during, a Black-Out Period.

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as Pubco, the Company and such Redeeming Member may agree in writing).

(e) The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution under Section 4.01(a) with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Taxable Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.

(f) In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(g) Notwithstanding anything to the contrary contained herein, neither the Company nor Pubco shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

Section 11.02 Election and Contribution of Pubco. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Section 11.01(d), subject to Section 11.03 on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Pubco shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by Pubco in accordance with Section 11.01(b)), and (ii) in the event of a Share Settlement, the Company shall issue to Pubco a number of Common Units equal to the number of shares of Class A Common Stock contributed to the Company pursuant to this Section 11.02. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that Pubco elects a Cash Settlement, Pubco shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and Pubco’s rights and obligations under this Section 11.02 arising from the Redemption Notice.

Section 11.03 Direct Exchange Right of Pubco.

(a) Notwithstanding anything to the contrary in this Article XI (without limitation to the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice), Pubco may, in its sole discretion (as determined by at least two of its independent directors (within the meaning of the rules of the Stock Exchange) who are disinterested) (subject to the timing limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and Pubco (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable); provided, that Pubco may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that Pubco has cash available from Pubco’s offering or sale of Class A Common Stock in an amount equal to at least the Redeemed Units Equivalent on the Redemption Date. Upon such Direct Exchange pursuant to this Section 11.03, Pubco shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) Pubco may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not materially prejudice the Company’s ability to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided, that any such revocation does not materially prejudice the Company’s ability to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

(c) Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same time frame as the relevant Redemption would have been consummated if Pubco had not delivered an Exchange Election Notice and as follows:

(i) the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, (A) the Redeemed Units and (B) with respect to any Common Units that are Redeemed Units, a number of shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, in each case, to Pubco;

(ii) Pubco shall (A) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, and (B) with respect to any Common Units that are Redeemed Units, cancel and retire for no consideration the shares of Class V-1 Common Stock or Class V-3 Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to Pubco pursuant to Section 11.03(c)(i)(y) above; and

(iii) the Company shall (A) in the case of a Cash Settlement, cancel the Redeemed Units and (B) with respect to any Common Units that are Redeemed Units, if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to Pubco a certificate for the number of Redeemed Units.

Section 11.04 Reservation of Shares of Class A Common Stock; Listing; Pubco Certificate.

(a) At all times Pubco shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of Pubco) or by way of Cash Settlement. Pubco shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares; provided, all such unregistered shares of Class A Common Stock (if any) shall be entitled to the registration rights set forth in the Registration Rights Agreement if the holders thereof are party to the Registration Rights Agreement and have such rights thereunder. Pubco shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). Pubco covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Pubco Certificate.

(b) Prior to any Redemption or Direct Exchange effected pursuant to this Agreement, Pubco shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, Pubco of equity securities of Pubco (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Pubco for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of Pubco, including any director by deputization. The authorizing resolutions shall be approved by either the Corporate Board or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of Pubco (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

Section 11.05 Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has a remaining Unit following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member, the Company or Pubco of any prior breach of this Agreement by such Redeeming Member, the Company or Pubco.

Section 11.06 Tax Treatment.

(a) Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated for U.S. federal and applicable state and local income tax purposes as a sale by the Redeeming Member of its Redeemed Units to Pubco in a transaction to which Section 1001 of the Code applies.

(b) In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Manager (in the case of a Direct Exchange) or the Company (in the case of a Redemption) a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Manager or the Company, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9) (such certificate, a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Member and the Company shall reasonably cooperate to provide any other certification or determination described in applicable Treasury Regulations or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Manager or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1446(f) of the Code and Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant to this sentence and (ii) upon request and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that 50 percent or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that 90 percent or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the Company is not legally entitled to provide the certificate described in clause (ii) of this Section 11.06(b), the Manager shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under in Section 1445 of the Code and Treasury Regulations.

ARTICLE XII.

ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 12.02 Additional Members. Subject to the provisions of Article X, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) a duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

ARTICLE XIII.

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) and costs and expenses directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV.

DISSOLUTION AND LIQUIDATION; DISTRIBUTIONS

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager together with the written approval of all Members to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Winding up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidators may reasonably determine), the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), including all expenses incurred in connection with the liquidations; and second, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(c) following any payments pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members on a pro rata basis in accordance with each Member’s Percentage Interest by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by 90 days after the date of the liquidation); provided, however, that the Company shall not make a distribution to any Member in respect of any Unvested Units.

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the

Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.

Section 14.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

ARTICLE XV.

GENERAL PROVISIONS

Section 15.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02 Confidentiality.

(a) Each of the Members (other than Pubco) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. With respect to each Member, Confidential Information does not include information that: (i) is rightfully in the possession of such Member and not subject to any confidentiality or use restrictions at the time of disclosure by the Company; (ii) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge not as a result of any action or inaction of such Member in violation of this Agreement; (iii) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of Pubco, or any Officer; or (iv) is disclosed to such Member or their representatives by a third party not, to the knowledge of such Member, after due inquiry, in violation of any obligation of confidentiality owed to the Company with respect to such information.

(b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).

(c) Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) to disclose any of the Confidential Information, provided that, to the extent permitted by applicable Law, such Member promptly notifies the Manager of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure,

(ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member (provided that, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee), or a prospective merger partner of such Member (provided that such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement); provided that, if such Confidential Information includes any trade secrets, such Confidential Information may only be disclosed pursuant to clause (iii) of this Section 15.02(c) at the discretion of the Manager. Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of Pubco to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

Section 15.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the written consent of the Manager, together with the written consent of the holders of a majority of the Common Units then outstanding (excluding all Common Units held directly or indirectly by Pubco); provided, that at any time the aggregate number of Common Units outstanding (as adjusted to appropriately reflect any split, reverse split, dividend, reorganization, reclassification, combination, recapitalization or other like change) (excluding all Common Units held directly or indirectly by Pubco) is less than 25% of the number of Common Units outstanding as of the date of this Agreement (excluding all Common Units held directly or indirectly by Pubco), this Agreement may be amended or modified upon the written consent of the Manager only. Notwithstanding the foregoing, no amendment or modification:

(a) to this Section 15.03 may be made without the prior written consent of the Manager and each of the Members;

(b) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c) to any of the terms and conditions of this Agreement which would (i) reduce the amounts distributable to a Member pursuant to Articles IV and XIV in a manner that is not pro rata with respect to all Members, (ii) increase the liabilities of such Member hereunder, (iii) otherwise materially and adversely affect a holder of Units (with respect to such Units) in a manner materially disproportionate to any other holder of Units of the same class or series (with respect to such Units) (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (iv) materially and adversely affect the rights of any Member under Section 3.03, Section 3.04, Section 7.01, Section 7.04, Article X or Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.

Notwithstanding anything to the contrary in the foregoing provisions of this Section 15.03, the Manager may make any amendment (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, (ii) to reflect any changes to the Class A Common Stock, Class V-1 Common Stock or Class V-3 Common Stock or the issuance of any other capital stock of Pubco or (iii) as described and in accordance with Section 3.05(a) or Section 3.09(e).

Section 15.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.05 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or email (not including out-of-office messages). Such communications shall be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 15.05:

To the Company or Pubco:

Symbotic Holdings LLC

200 Research Drive

Wilmington, MA 01887

Attention: Corey Dufresne

Email: cdufresne@symbotic.com

with a copy (which copy shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

1870 Embarcadero Road

Palo Alto, California 94303

Attention:	Robert W. Downes George Sampas Matthew B. Goodman
Email:	downesr@sullcrom.com sampasg@sullcrom.com goodmanm@sullcrom.com

To the Members: as set forth on Schedule 1.

Section 15.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, distributions, capital or property of the Company other than as a secured creditor.

Section 15.08 Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.09 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 15.10 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT AND ALL PROCEEDINGS AGAINST ANY PARTY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT REGARD TO ANY BORROWING STATUTE THAT WOULD RESULT IN THE APPLICATION OF THE STATUTE OF LIMITATIONS OF ANY OTHER JURISDICTION OR THE CONFLICTS OF LAWS PROVISIONS, RULES OR PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PROVISIONS, RULES OR PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b) Each of the parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the proceeding is vested exclusively in the United States federal courts, such proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 15.05 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 15.10(b) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS Section 15.10(c).

Section 15.11 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 15.12 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.13 Right of Offset. Whenever the Company or Pubco is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or Pubco which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to Pubco shall not be subject to this Section 15.13.

Section 15.14 Entire Agreement. This Agreement, those documents expressly referred to herein (including the the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with or following the Original Agreement with any member of the board of directors at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original Agreement is superseded by this Agreement as of the Effective Date and shall be of no further force and effect thereafter.

Section 15.15 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered or caused to be duly executed and delivered on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY: SYMBOTIC HOLDINGS LLC

By:	/s/ Corey C. Dufresne
Name:	Corey C. Dufresne
Title:	Vice President & Secretary

MEMBER: SYMBOTIC INC.

By:	/s/ Corey C. Dufresne
Name:	Corey C. Dufresne
Title:	Vice President & Secretary

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of June 7, 2022 (as amended, restated, amended and restated or otherwise modified from time to time, the “LLC Agreement”), of Symbotic Holdings LLC, a Delaware limited liability company (the “Company”), by and among the Company, Symbotic Inc., a Delaware corporation, and the managing member of the Company (“Pubco”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.

Joinder to the LLC Agreement. Upon the due execution and delivery of this Joinder by the undersigned, the undersigned hereby is admitted as and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference into this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be directed to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

Email:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

[Exhibit A to Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC]

Acknowledged and agreed

as of the date first set forth above:

SYMBOTIC HOLDINGS LLC
By: SYMBOTIC INC., its Managing Member

By:
Name:
Title:

[Signature Page to Joinder Agreement]

[Exhibit A to Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC]

Exhibit B

LIST OF INITIAL OFFICERS

•	Richard B. Cohen, President and Chief Product Officer

•	Michael J. Loparco, Chief Executive Officer

•	Thomas Ernst, Chief Financial Officer and Treasurer

•	William M. Boyd III, Chief Strategy Officer and Assistant Secretary

•	Corey C. Dufresne, Vice President, General Counsel and Secretary

•	Jacob Gearwar, Vice President, Finance and Assistant Treasurer

[Exhibit B to Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC]

Exhibit C-1

FORM OF AGREEMENT AND CONSENT OF SPOUSE

The undersigned spouse or equivalent of _____________________________ (the “Member”), a party to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of June 7, 2022 (as amended, restated, amended and restated or otherwise modified from time to time, the “LLC Agreement”), of Symbotic Holdings LLC, a Delaware limited liability company (the “Company”), by and among the Company, Symbotic Inc., a Delaware corporation, and the managing member of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:

I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer.

I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.

I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will.

Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

[Exhibit C-1 to Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC]

Exhibit C-2

FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY

I, the undersigned, the spouse or equivalent of _____________________________ (the “Member”), who is a party to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of June 7, 2022 (as amended, restated, amended and restated or otherwise modified from time to time, the “LLC Agreement”), of Symbotic Holdings LLC, a Delaware limited liability company (the “Company”), by and among the Company, Symbotic Inc., a Delaware corporation, and the managing member of the Company (“Pubco”), and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member, and I hereby disclaim any interest in same.

I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will.

Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

[Exhibit C-2 to Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC]